MOHEGAN TRIBAL GAMING AUTHORITY,

as Issuer,
THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT,
the Guarantors party hereto,
and
U.S. BANK NATIONAL ASSOCIATION,

as Trustee
____________________________________
SUPPLEMENTAL INDENTURE No. 1
Dated as of August 15, 2013
____________________________________
$417,771,000

10 1/2% Third Lien Senior Secured Notes Due 2016

This SUPPLEMENTAL INDENTURE No. 1 is dated as of August 15, 2013, between MOHEGAN TRIBAL GAMING AUTHORITY (the “Issuer”), the MOHEGAN TRIBE OF INDIANS OF CONNECTICUT (the “Tribe”), and MTGA GAMING, LLC, MOHEGAN VENTURES WISCONSIN, LLC, WISCONSIN TRIBAL GAMING, LLC, MOHEGAN GOLF, LLC, MOHEGAN VENTURES-NORTHWEST, LLC, MOHEGAN COMMERCIAL VENTURES PA, LLC, DOWNS RACING, L.P., BACKSIDE, L.P., MILL CREEK LAND, L.P., NORTHEAST CONCESSIONS, L.P., and MOHEGAN BASKETBALL CLUB LLC (collectively, the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).
RECITALS
WHEREAS, the Issuer, the Tribe, the Guarantors and the Trustee entered into an Indenture, dated as of March 6, 2012 (the “Indenture”), pursuant to which the Issuer issued $417,771,000 in aggregate principal amount of the 10 1/2% Third Lien Senior Secured Notes Due 2016 (the “Notes”; capitalized terms used herein without definition have the respective meanings given to them in the Indenture);
WHEREAS, Section 9.02 of the Indenture provides that with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, the Issuer, the Tribe and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture, including the definitions therein, except in certain cases that do not apply;
WHEREAS, the Issuer, the Tribe, the Guarantors and the Trustee desire to amend the Indenture with the written consent of Holders of at least a majority in principal amount of the outstanding Notes;
WHEREAS, pursuant to an Offer to Purchase and Consent Solicitation Statement dated July 30, 2013 (as may be amended or supplemented from time to time, the “Tender Offer”), the Issuer has offered to purchase any and all of the outstanding Notes, and has proposed certain amendments to the Indenture;
WHEREAS, the Holders of at least a majority in principal amount of the Notes outstanding have tendered their Notes for purchase by the Issuer in connection with the Tender Offer and consented to the proposed amendments described in this Supplemental Indenture pursuant to consent documents obtained prior to the execution hereof; and
WHEREAS, all things necessary to make this Supplemental Indenture when executed by the parties hereto a valid and binding agreement of and supplement to the Indenture have been done and performed;
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuer, the Tribe, the Guarantors and the Trustee covenant and agree for the benefit of each other and for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1
1.1    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of the Indenture for any and all purposes, including but not limited to discharge of the Indenture as provided in Article 8 of the Indenture. Every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
1.2    Section 4.03 is deleted in its entirety and is hereby replaced by the following text: “The Issuer will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, or if the Issuer is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations.”
1.3    Sections 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.17, 4.18, 4.19, 4.20, 4.21, 4.24, 4.25, 4.26, 4.29, 4.30, 12.01 and 12.02, clauses (e), (f), (g), (h), (i), (j), (k), (l) and (m) of Section 6.01, and clauses (b), (c), (d), (e), and (f) of Section 8.05 of the Indenture are deleted in their entirety and each of the foregoing is hereby replaced with the following text: “[Reserved]”.
1.4    Any terms defined in the Indenture which are used in any Sections of the Indenture which are deleted by any Section of this Supplemental Indenture and which are not otherwise used in any other Section of the Indenture not affected by this Supplemental Indenture are hereby deleted.

2.1    This Supplemental Indenture shall become effective upon execution hereof by the Trustee, the Tribe, the Guarantors and the Issuer.

ARTICLE 3

3.1    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.
3.2    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee, by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated in their entirety herein and made applicable to the Trustee with respect hereto.
3.3    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
3.4    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
3.5    In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
3.6    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

[Signature Pages Follow]

SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

MOHEGAN TRIBAL GAMING AUTHORITY
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Chief Executive Officer
MOHEGAN BASKETBALL CLUB LLC
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    President
MOHEGAN COMMERCIAL VENTURES PA, LLC
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager
DOWNS RACING, L.P.
By Mohegan Commercial Ventures PA, LLC, its general partner
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager
BACKSIDE, L.P.
By Mohegan Commercial Ventures PA, LLC, its general partner
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager

[Signature Page to Supplemental Indenture for Third Lien Notes]

MILL CREEK LAND, L.P.
By Mohegan Commercial Ventures PA, LLC, its general partner
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager
NORTHEAST CONCESSIONS, L.P.
By Mohegan Commercial Ventures PA, LLC, its general partner
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager
MOHEGAN VENTURES-NORTHWEST, LLC
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    President
MOHEGAN GOLF, LLC
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    President
MOHEGAN VENTURES WISCONSIN, LLC
By Mohegan Tribal Gaming Authority, its sole manager and member
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Chief Executive Officer

[Signature Page to Supplemental Indenture for Third Lien Notes]

WISCONSIN TRIBAL GAMING, LLC
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager
MTGA GAMING, LLC
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    President

[Signature Page to Supplemental Indenture for Third Lien Notes]

THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT
By:    /s/ Bruce S. Bozsum
Name:    Bruce S. Bozsum
Title:    Chairman

[Signature Page to Supplemental Indenture for Third Lien Notes]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:    /s/ Michael M. Hopkins
Name:    Michael M. Hopkins
Title:    Vice President

[Signature Page to Supplemental Indenture for Third Lien Notes]